UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2025 (April 25, 2025)

HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55580	81-0862795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Dearborn Street, 20th Floor Chicago, IL 60603
(Address of Principal Executive Offices, Including Zip Code)

312-583-7990
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Executive Employment Agreement – Robert J. Lange
On April 25, 2025, Highlands REIT, Inc. (the “Company”) entered into an amended and restated executive employment agreement with Robert J. Lange, President and Chief Executive Officer of the Company, (the “Lange Employment Agreement”), effective as of the previously disclosed March 17, 2025, appointment of Mr. Lange in such positions by the Company’s Board of Directors (the “Board”). The Lange Employment Agreement supersedes the prior executive employment agreement between the Company and Mr. Lange, dated April 12, 2023.
The Lange Employment Agreement sets forth an annual base salary of $825,000. Mr. Lange is entitled to receive a $400,000 cash retention award on the earlier of June 1, 2025, or a “change in control,” as defined in the Lange Employment Agreement. Mr. Lange also received a grant of fully vested equity in the amount of $300,000 upon the execution of the Lange Employment Agreement.
Mr. Lange is eligible to receive an annual cash performance bonus based upon the achievement of performance criteria established by the Board or its compensation committee. The target annual bonus for Mr. Lange will be no less than 100% of his base salary, with threshold and maximum bonus levels to be determined on an annual basis. In the event of a change in control during his employment period, Mr. Lange will be entitled to receive an annual bonus equal to the greater of his (x) annual bonus, if any, for the completed fiscal year immediately preceding the fiscal year in which a change in control occurs (the “Prior Bonus”) or (y) target bonus for the year in which the change in control occurs, in each case, pro-rated for the portion of the fiscal year that elapsed before the change in control.
Pursuant to the Lange Employment Agreement, if Mr. Lange’s employment is terminated by the Company without “cause” or by him for “good reason” (each, as defined in the Lange Employment Agreement), then, upon such termination, subject to Mr. Lange’s execution and non-revocation of a release of claims, Mr. Lange will be entitled to a lump-sum payment in an amount equal to one and a half times the sum of his annual base salary and target annual bonus (or, if in connection with a change in control of the Company, three times the sum of his annual base salary and the greater of his (x) Prior Bonus or (y) target bonus for the year in which the change in control termination occurs) and payment or reimbursement by the Company of premiums for healthcare continuation coverage under COBRA for him and his dependents for up to 18 months after the termination date.
The Lange Employment Agreement further provides that, to the extent any payment or benefit received by the applicable Executive in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the Mr. Lange than receiving the full amount of such payments.
The Lange Employment Agreement also contains a confidentiality covenant that extends indefinitely and an employee and independent contractor nonsolicitation covenant that extends for a period of one year following Mr. Lange’s termination. The Lange Employment Agreement also includes a mutual non-disparagement covenant between Mr. Lange and the Company. The Lange Employment Agreement further clarifies that in compliance with applicable law, Mr. Lange may disclose trade secrets of the Company or its affiliates without being held criminally or civilly liable under federal or state trade secret laws, provided that the disclosure (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to Mr. Lange’s attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Furthermore, the Lange Employment Agreement provides that nothing in the Lange Employment Agreement or in any other agreement Mr. Lange has with the Company or its affiliates will restrict the Mr. Lange from disclosing information concerning possible violations of law, seeking a whistleblower award, or obtaining legal advice. The Lange Employment Agreement provides that Mr. Lange has been advised to consult with an attorney and has been given at least 14 days to consider and negotiate the restrictive covenants therein.

The Lange Employment Agreement is governed by and will be construed in accordance with the laws of the State of Maryland.
The foregoing descriptions of the Lange Employment Agreement are qualified in their entirety by reference to their terms. The Lange Employment Agreement is filed as Exhibit 10.1 to this Form 8-K.
Separation and Consulting Agreement – Richard Vance
On April 25, 2025, the Company entered into a separation and consulting agreement with Richard Vance, former President and Chief Executive Officer of the Company, (the “Vance Separation Agreement”), effective as of the previously disclosed March 17, 2025, resignation of Mr. Vance from his officer and director positions with the Company.
The Vance Separation Agreement provides for continued employment with the Company through the close of business on May 1, 2025, unless the Company terminates Mr. Vance prior to that date for “cause” (as defined in the Vance Amended and Restated Executive Employment Agreement, dated April 12, 2023) or due to Mr. Vance’s death or disability (such last date of employment, the “Separation Date”). The Company will continue to pay Mr. Vance his salary and reimburse Mr. Vance for reasonable business expenses through May 1, 2025. On such date, the Company will pay out any accrued and unused vacation days or paid time off.
In exchange for the general release of claims included in the Vance Separation Agreement, the Company will provide for up to 18 months of COBRA benefits and allow for Mr. Vance to retain certain information technology equipment. Following the termination of consulting services (as described below), the Company may inspect such equipment to ensure Company information has been properly removed.
Mr. Vance currently has 16,744,983 shares of the Company’s common stock. Within 5 days of the execution of the Vance Separation Agreement, the Company will repurchase 6,697,993 shares of common stock at a purchase price of $.28 per share (for a total purchase price of $1,875,438). Mr. Vance may also cause the Company to repurchase some or all of his remaining shares by providing the Company with written notice on or after December 31, 2029, and on or before March 31, 2030. The purchase price for those shares will be the then current share price of the Company’s common stock based on the Company’s Net Asset Value divided by the total issued and outstanding shares of the Company.
The Vance Separation Agreement reaffirms Mr. Vance’s confidentiality, non-solicitation, non-interference, and non-disparagement obligations under the Vance Amended and Restated Executive Employment Agreement. Mr. Vance further agreed to not, from the Separation Date through December 31, 2027 (the “Consulting Period”), directly or indirectly, without the consent of the Company, provide services in competition with the Company in any market in which the Company owns any investment properties or, at the time of Mr. Vance’s separation, is in negotiation to purchase any investment properties.
The Vance Separation Agreement provides for continued consulting services provided by Mr. Vance to the Company during the Consulting Period, provided that Mr. Vance’s employment is not terminated by the Company for cause, by Mr. Vance for any reason prior to May 1, 2025, or due to his death or disability. Payment for such services consists of (i) a lump sum of $800,000 in cash on or before April 30, 2025, and (ii) beginning in the first quarter of 2026 and continuing each calendar quarter through the end of the Consulting Period, a lump sum payment of $100,000. As additional consideration for such payments, Mr. Vance agreed to timely execute and not revoke a general release of claims in favor of the Company following the end of the Consulting Period.
The Company may, at any time, terminate the consulting services (i) upon 10 days’ written notice to Mr. Vance for a material breach by Mr. Vance, provided, however, Mr. Vance is given the opportunity to cure such breach, (ii) Mr. Vance’s death, or (iii) a disability preventing Mr. Vance from performing consulting services for a period of 90 days or more in any 12-month period. Beginning January 1, 2026, the Company may terminate the consulting services in its discretion upon 10 days’ written notice. If the Company terminates the consulting services on or after January 1, 2026, other than for an uncured material breach by Mr. Vance, the Company will pay Mr. Vance the remainder of the quarterly consulting payments in a lump sum. Mr. Vance may terminate the consulting services upon 30 days’ written notice for a material breach by the Company, provided that the Company is given the opportunity to cure such breach.
The foregoing descriptions of the Vance Separation Agreement are qualified in their entirety by reference to their terms. The Vance Separation Agreement is filed as Exhibit 10.2 to this Form 8-K.
Remainder of Page Intentionally Left Blank

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
10.1 Lange Employment Agreement, dated April 25, 2025
10.2 Vance Separation Agreement, dated April 25, 2025

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highlands REIT, Inc.

Date: April 29, 2025            By:     /s/ Robert J. Lange
Name:     Robert J. Lange
Title:    President and Chief Executive Officer
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